EXHIBIT 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing, along with all other such undersigned, on behalf of the Reporting Persons (as defined in the joint filing), of a statement on Schedule 13G (including amendments thereto) with respect to the Class A common stock, par value $0.0001 per share, of Star Peak Energy Transition Corp, and that this agreement be included as an exhibit to such joint filing. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated:	February 11, 2021	FIFTH STREET STATION LLC

		By:	/s/ Chris Orndorff
		Name:	Chris Orndorff
		Title:	Vice President

Dated:	February 11, 2021	PALOUSE INVESTMENT MANAGEMENT INC.

		By:	/s/ Chris Orndorff
		Name:	Chris Orndorff
		Title:	Vice President

Dated:	February 11, 2021	PALOUSE INVESTMENT LLC

By Palouse Investment Management Inc., its Manager

		By:	/s/ Chris Orndorff
		Name:	Chris Orndorff
		Title:	Vice President